EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION1350)

In connection with the accompanying Quarterly Report of ERHC EnergyInc. (the “Company”) on Form10-Q for the period ended June 30, 2007 (as filed with the U.S. Securities and Exchange Commission on the date hereof,  the “Report”), I, Nicolae Luca, Acting Chief Executive Officer of the Company, hereby certify that to my knowledge:

(1)	The Report fully complies with the requirements of Section13(a)or 15(d)of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nicolae Luca	August 9, 2007
Nicolae Luca
Director and Acting Chief Executive Officer